CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Klein Retail Centers, Inc.

We consent to the incorporation in the Registration Statement Amendment No. 4 on Form S-11 of our report dated March 2, 2009 relating to the consolidated financial statements of Klein Retail Centers, Inc. as of December 31, 2008 and 2007 and for the years then ended, such Form S-11 filed with the Securities and Exchange Commission on or about December 8, 2009. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
December 8, 2009